UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

April 24, 2012
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
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Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
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Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

This is the first page of a 3 page document.

Item 8.01 – Other Events

Messrs. Ellis Cousens, Executive Vice President and Chief Financial and Chief Operations Officer of John Wiley & Sons, Inc. and Gary M. Rinck, Senior Vice President and General Counsel of John Wiley & Sons, Inc. have each adopted a stock trading plan in accordance  with Rule 10b-5-1 of the Securities Exchange Act of 1934, as amended.

Under Rule 10b-5-1, directors, officers and other employees who are not in possession of non-public information may adopt a pre-arranged plan or contract for the sale of Company securities under specified conditions and at specified times.  Under 10b5-1 plans, individuals can gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce market impact and avoid concerns about transactions occurring at a time when they might possess material non-public information.

On April 18, 2012 Mr. Cousens adopted a 10b-5-1 Plan.  Transactions under the Plan will not commence before May 3, 2012.  The Plan provides for the sale of up to 164,660 shares acquired through the exercise of stock options.  The Plan will expire on December 10, 2012.  Shares will be sold on the open market at prevailing market prices and subject to minimum price thresholds specified in the Plan.

On April 20, 2012 Mr. Rinck adopted a 10b-5-1 Plan.  Transactions under the Plan will not commence before May 3, 2011.  The Plan provides for the sale of up to 12,500 shares acquired through the exercise of stock options.  The Plan will expire on December 10, 2012.  Shares will be sold on the open market at prevailing market prices and subject to minimum price thresholds specified in the Plan.

Transactions under the Plan will be disclosed publicly through Form 4 and Form 144 filings with the Securities and Exchange Commission.  John Wiley & Sons, Inc. does not undertake to report Rule 10b5-1 plans that may be adopted by an officers or directors in the future, or to report any modifications or termination of any publicly announced trading plan, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By
/s/_Stephen M. Smith________
Stephen M. Smith
President and Chief Executive Officer

By
/s/_Ellis E. Cousens________
Ellis E. Cousens
Executive Vice President and
Chief Financial & Operations Officer

Dated:      April 24, 2012